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                                                                  EXHIBIT 23(G)

                               AUDITOR'S CONSENT

The Board of Directors
Perco Group Ltd.

  We consent to the use of our report dated February 2, 1998, except as to note 14 which is as of May 22, 1998, on the consolidated financial statements of Perco Group Ltd., as at December 31, 1997 included herein and to the reference to our firm under the heading "Experts" in the prospectus.

KPMG

Montreal, Canada
September 17, 1998